Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of AiXin Life International, Inc. (the “Company”) of our report dated June 26, 2018 related to the consolidated financial statements of the Company as of and for the years ended December 31, 2017 and 2016 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ MJF & Associates
MJF& Associates
Los Angeles, California

Dated: January 10, 2019